Exhibit 99.3

BLOCKCHAIN DIGITAL INFRASTRUCTURE, INC

COMPENSATION COMMITTEE CHARTER

Adopted: March 16, 2026

I. PURPOSE

The Compensation Committee (the “Committee”) is appointed by the board of directors (the “Board”) to establish policies with respect to the compensation of Blockchain Digital Infrastructure’s (the “Company’s) officers. The Committee has overall responsibilities for approving and evaluating the Company’s officer compensation plans, policies and programs. In addition to such other duties as may be assigned to the Committee by the Board from time to time, the purpose of the Committee is to assist the Board in (a) discharging its responsibilities for approving and evaluating the officer compensation plans, policies and programs of the Company, (b) reviewing and recommending to the Board regarding compensation to be provided to the Company’s employees and directors, and (c) administering the equity compensation plans of the Company. The Committee shall ensure that the Company’s compensation programs are competitive, designed to attract and retain highly qualified directors, officers and employees, encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s shareholders.

The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement, if so required.

II. COMMITTEE MEMBERSHIP

The membership of the Committee shall consist of at least two (2) members, comprised solely of members who are: (i) “independent directors” for the purpose of serving on the Committee, as defined under Section 805(c)(1) of NYSE American’s listing standards, as applicable to the Company; (ii) “non-employee directors” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended, as applicable. The Board shall appoint the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time, with or without cause. Each member of the Committee shall ensure that he or she is free from, and remains free from, any relationship that may interfere with the exercise of his or her independent judgment as a member of this Committee. Each Committee member shall have one vote.

The members of the Committee shall serve until their successors are appointed and qualified.

A Committee member may resign by delivering his or her written resignation to the Chairperson of the Board, or may be removed by majority vote of the Board by delivery to such member of written notice of removal, to take effect at a date specified therein, or upon delivery of such written notice to such member if no date is specified. The Board shall have the power at any time to fill vacancies in the Committee, subject to such new member(s) satisfying any applicable requirements.

III. OUTSIDE ADVISERS

The Committee shall have the sole authority to retain and to terminate any compensation consultant, legal counsel or financial or other advisor (each, a “Compensation Advisor”) to be used to assist in the performance of its duties and responsibilities, without consulting or obtaining the approval of senior management of the Company in advance and shall have the sole authority to approve the Compensation Advisor’s fees and other retention terms. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultants to, the Company. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to a Compensation Advisor retained by the Committee.

When so required, prior to hiring or obtaining advice from a Compensation Advisor whether retained by the Committee or management (other than internal legal counsel), the Committee will consider all factors relevant to the Compensation Advisor’s independence from management, including the following:

●	the provision of other services to the Company by the Compensation Advisor (including subsidiaries or affiliates of the Compensation Advisor);

●	the amount of fees received from the Company by the Compensation Advisor, as a percentage of the total revenue of the Compensation Advisor;

●	the policies and procedures of the Compensation Advisor that are designed to prevent conflicts of interest;

●	any business or personal relationships of the Compensation Advisor employees rendering services to the Committee, or of the Compensation Advisor, with a member of the Committee;

●	any shares of the Company owned by the Compensation Advisor employees rendering services to the Committee, or by the Compensation Advisor;

●	any business or personal relationship of the Compensation Advisor employees rendering services to the Committee, or the Compensation Advisor, with an executive officer of the Company; and

●	any other factor(s) prescribed by the NYSE American that the Committee needs to consider in reviewing the independence of prospective Compensation Advisors.

The Committee will annually review an assessment of any potential conflict of interest raised by the work of a compensation consultant (and other Compensation Advisor, as required) that is involved in determining or recommending executive and/or director compensation. Any conflicts of interest raised by the work of compensation consultants shall be disclosed in accordance with applicable legal authority or regulatory guidance.

IV. MEETINGS

The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less than two (2) times a year, in person or telephonically, and at such times and places as the Committee members determine. Actions of the Committee may be taken in person at a meeting or in writing without a meeting. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members of the Committee present and voting, which will constitute a quorum. Actions taken in writing, to be valid, shall be signed by all members of the Committee. The chairperson of the Committee shall report its minutes from each meeting to the Board.

The Committee shall annually review and evaluate its own performance.

Committee Authority and Responsibilities

The Committee shall, among its duties and responsibilities as may be delegated to the Committee by the Board, and in addition to any duties and responsibilities imparted to the Committee by the SEC or exchange or national listing market system, if any, upon which the Company’s securities are listed or quoted for trading (the “Trading Market”) or any other applicable laws or regulations:

1.	The Committee shall on an annual basis conduct an evaluation of the Chief Executive Officer’s performance and report to the Board on the results of such evaluation. In addition, the Committee shall, with the input of the Chief Executive Officer, conduct an annual assessment of the Company’s other Senior Management. With respect to the Chief Executive Officer and all other executive officers, the Committee shall annually review and approve corporate goals and objectives relevant to compensation, evaluate performance in light of those goals and objectives, and determine and approve compensation levels and any bonuses based on this evaluation, and applicable under plans or policies approved by the Board or the Committee. In evaluating and approving CEO compensation, the Committee shall consider the results of the most recent shareholder advisory vote on executive compensation (“Say on Pay Vote”) conducted pursuant to Section 14A of the 1934 Act unless the Company has not conducted a Say on Pay Vote because it is relying on an exemption provided by Section 14A(e) of the 1934 Act. The CEO cannot be present during any voting or deliberations by the Committee on his or her compensation;

2.	In consultation with the CEO, determine the salaries and contingent compensation of the other non-CEO individuals who are deemed to be “officers” of the Company under Rule 16a-1(f) of the 1934 Act (each, an “Executive Officer”). In evaluating and determining the compensation of an Executive Officer, the Committee shall consider the results of the most recent Say on Pay Vote unless no such vote has been conducted due to the Company’s reliance on an exemption provided by Section 14A(e) of the 1934 Act;

3.	The Committee shall make recommendations to the Board with respect to incentive compensation, equity-based plans, and benefit plans. To the extent directed or authorized by the Board, the Committee shall adopt or administer such plans on behalf of the Board and the Company The Committee shall approve grants of equity and equity-based awards. No Executive, including the Chief Executive Officer, may be present during voting or deliberations relating to his or her own compensation package. At its discretion, the Committee shall determine from time to time which Executives, if any, may be present during voting or deliberations relating to the compensation package of any other Executive. The Committee shall approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers and employees. The Committee shall also Review and recommend to the Board the adoption of or changes to the compensation of the Company’s independent directors.

4.	The Committee shall review, recommend to the Board, and administer all plans that require “disinterested administration” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as applicable.

5.	The Committee shall review and monitor matters related to human capital management, including talent acquisition, development and retention, internal pay equity, diversity and inclusion, and corporate culture. The Committee shall also review the form, terms and provisions of employment and similar agreements with the Company’s executive officers and any amendments thereto.

6.	The Committee shall periodically review the compensation of non-employee directors as established by the Board, and if deemed advisable by the Committee, make recommendations to the Board for changes thereto.

7.	The Committee shall approve the overall amount or percentage of plan and/or bonus awards to be granted to all Company employees and delegate to the Company’s executive management the right and power to specifically grant such awards to each Company employee within the aggregate limits and parameters set by the Committee.

8.	The Committee shall conduct an annual risk assessment to ensure that the Company’s executive compensation plans and programs do not promote the assumption of excessive risk and remain consistent with the approved overall compensation philosophy and strategy. The Committee shall further oversee risks relating to any and all of the Company’s compensation policies, practices and procedures.

9.	The Committee shall annually review each director’s share ownership to determine satisfaction of the Company’s director share ownership expectation, if any, or reasonable progress towards its satisfaction.

10.	The Committee shall annually review each officer’s share ownership to determine whether the Company’s officer share ownership expectation, if any, is being met, or reasonable progress is being made toward its satisfaction.

11.	The Committee shall review and approve the Compensation Discussion and Analysis (or other executive compensation disclosure, if the Compensation Discussion and Analysis is not required) for inclusion in the Company’s annual meeting proxy statement and shall produce the Committee report on executive compensation, if so required to be included in the Company’s proxy statement for its annual meeting of shareholders.

12.	In connection with any shareholder advisory vote on the frequency with which the Company shall hold a shareholder advisory vote on the compensation of the Company’s named executive officers identified in the Company’s proxy statement (also known as “say-on-pay”), the Committee shall review and recommend for approval by the Board (a) the frequency that should be recommended to the Company’s shareholders and (b) the frequency with which the Company should submit to the shareholders advisory “say-on-pay” votes, taking into account any prior shareholder advisory votes on such frequency. Further, the Committee shall review the results of any “say-on-pay” votes and consider whether to make or recommend adjustments to the Company’s executive compensation policies and practices as a result of such votes.

13.	The Committee may form and delegate authority to subcommittees when appropriate.

14.	The Committee shall make regular reports to the Board.

15.	The Committee shall approve such reports on compensation as are necessary for filing with the SEC and other government bodies.

16.	Review and recommend to the Board for approval the frequency with which the Company will conduct Say on Pay Votes, taking into account the results of the most recent shareholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the 1934 Act unless no such vote has been conducted due to the Company’s reliance on an exemption under Section 14A(e) of the 1934 Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company’s proxy statement.

17.	The Committee will conduct and review with the Board an annual performance evaluation that (i) assesses the Committee’s performance relative to the purpose, duties and responsibilities of the Committee outlined in this Charter and in Section 805 of the Company Guide, and (ii) establishes the Committee’s goals and objectives for the following year. The Committee may conduct this annual performance evaluation in the manner deemed appropriate by the Committee in its business judgment.

18.	Carry out any other duties and responsibilities assigned to the Committee by the Board, to the extent permitted by law and the Company’s Bylaws.

DELEGATION OF AUTHORITY

The Committee may, to the extent permitted under applicable law, the rules of NYSE American and the SEC, and the Company’s Articles of Incorporation and Bylaws, form subcommittees and delegate authority to them when appropriate.

COMPENSATION

Members of the Committee will receive such fees, if any, for their service as Committee members as may be determined by the Board. Such fees may include retainers or per-meeting fees and will be paid in such form of consideration as the Board may determine in accordance with the applicable rules of NYSE American and the SEC.

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